Exhibit 4.5

SILVERCREST ASSET MANAGEMENT GROUP INC.

CLASS B STOCKHOLDERS’ AGREEMENT

Dated as of [            ], 2013

Annex A — Additional Party Signature Page

-i-

CLASS B STOCKHOLDERS’ AGREEMENT

This CLASS B STOCKHOLDERS’ AGREEMENT (this “Agreement”) is dated as of [            ], 2013, by and among Silvercrest Asset Management Group Inc., a Delaware corporation (the “Company”), and Class B Stockholders signatory hereto or to the Additional Party Signature Page in the form attached hereto as Annex A. Capitalized terms used herein have their respective meanings set forth in Article IV of this Agreement.

WITNESSETH

WHEREAS, the Class B Stockholders Own all the outstanding shares of Class B common stock, par value $0.01 per share, of the Company (the “Class B Shares”);

WHEREAS, the Company is the general partner of Silvercrest L.P., a Delaware limited partnership, and Owns all the outstanding Class A Units of Silvercrest L.P.;

WHEREAS, the Class B Stockholders own, in the aggregate, all the outstanding Class B Units of Silvercrest L.P.;

WHEREAS, the Company and the Class B Stockholders are parties to the Second Amended and Restated Limited Partnership Agreement of Silvercrest L.P., dated November 13, 2012 (the “Silvercrest LPA”); and

WHEREAS, the Company and the Class B Stockholders desire to make provisions with respect to the voting and Transfer of the Class B Shares and various other affairs of the Company.

NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

VOTING OF CLASS B SHARES

1.1 Preliminary Vote of Executive Committee. Before any vote of the stockholders of the Company at a meeting called with respect to any corporate action, a vote (the “Preliminary Vote”) shall be taken of the Executive Committee, upon all such matters upon which such stockholder vote or other action is proposed to be taken. The Preliminary Vote of each member of the Executive Committee shall be weighted based on the number of Class B Units owned by the Executive Committee member relative to the number of Class B Units owned by all members of the Executive Committee.

1.2 Voting by Class B Stockholders.

(a) At any meeting of the stockholders of the Company called to vote with respect to any corporate action, each Class B Stockholder agrees to vote with respect to all the Class B Shares and, if applicable, Class A Shares then Owned by such Class B Stockholder on all such matters in which action is proposed to be taken in accordance with the Preliminary Vote of the Executive Committee.

(b) For purposes of effecting any vote pursuant to this Section 1.2, during the term of this Agreement, each Class B Stockholder does hereby irrevocably make, constitute and appoint the members of the Executive Committee, as specified in the Silvercrest LPA, with full power of substitution, as his, her or its true attorney-in-fact and agent, for and in his, her or its name, place and stead, to act as his, her or its proxy to the maximum extent and for the maximum term permitted by law to (i) vote the Class B Shares and, if applicable, Class A Shares then Owned by such Class B Stockholder at any meeting of stockholders of the Company in accordance with Section 1.2(a) and (ii) vote the Class B Shares and, if applicable, Class A Shares then Owned by such Class B Stockholder in such proxy holder’s discretion upon any other business which is not presented in the notice of such meetings but properly comes before such meetings (for example, adjournment of such meetings), giving and granting to said attorney full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as he, she or it might or could do if personally present, with full power of substitution, appointment and revocation. The foregoing power of attorney and proxy are coupled with an interest and shall not be revocable or revoked by such Class B Stockholder and shall be binding upon such Class B Stockholder and his, her or its successors and assigns.

ARTICLE 2

TRANSFER OF CLASS B SHARES

2.1 Transfers Generally. Each Class B Stockholder agrees that, in addition to any restrictions imposed by the Charter, the Silvercrest LPA and applicable law:

(a) such Class B Stockholder shall not Transfer any Class B Shares to any Person unless such Class B Stockholder concurrently Transfers an equal number of Class B Units to such Person; and

(b) in the event that such Class B Stockholder Transfers any Class B Units to any Person, such Class B Stockholder shall concurrently Transfer an equal number of Class B Shares to such Person.

2.2 Compliance with Law and Regulations. Each Class B Stockholder agrees that any Transfer of Class B Shares by such Class B Stockholder shall be in compliance with federal and state securities laws, and any applicable law, rule or regulation of the Commission or any other governmental agency having jurisdiction.

2.3 Legend on Certificates: Entry of Stop Transfer Orders.

(a) Each Class B Stockholder agrees that each outstanding certificate representing any Class B Shares and, if applicable, Class A Shares that are subject to this Agreement shall bear an endorsement noted conspicuously on each such certificate reading substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SILVERCREST ASSET MANAGEMENT GROUP INC., DATED [            ], 2013, AS MAY BE AMENDED FROM TIME TO TIME, (2) THE TERMS OF THE CLASS B STOCKHOLDERS’ AGREEMENT, DATED [            ], 2013, OF SILVERCREST ASSET MANAGEMENT GROUP INC. AND (3) THE EXCHANGE AGREEMENT, DATED [            ], 2013.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE APPLICABLE SECURITIES ACT OF ANY STATE BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION CONTAINED IN SAID ACTS. NO SALE, OFFER TO SELL OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE UNLESS A REGISTRATION STATEMENT UNDER SAID ACTS IS IN EFFECT WITH RESPECT TO THE SECURITIES, OR AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH ACTS IS THEN IN FACT APPLICABLE.

(b) Each Class B Stockholder agrees to the entry of stop transfer orders against any attempted transfer of legended certificates representing its Class B Shares and Class A Shares that is not in compliance with this Agreement.

2.4 Certificates to be Held by Company. Each Class B Stockholder agrees that the certificates representing such Class B Stockholder’s Class B Shares and, if applicable, Class A Shares shall be issued in the name of a nominee holder to be designated by the Company and shall be held in custody by the Company at its principal office. Subject to Section 2.1, the Company shall, upon the request of any such Class B Stockholder or the estate of any such Class B Stockholder, as the case may be, in writing addressed to the Secretary of the Company or any officer designated by the Secretary (which request shall include a representation by such Class B Stockholder or estate thereof that such Class B Stockholder is then permitted to Transfer a specified number of Class B Shares under the provisions of this Agreement), promptly release from custody the certificates representing such specified number of Class B Stockholder’s Class B Shares, which are then intended and permitted to be Transferred under the provisions of this Agreement.

2.5 Transfers in Violation of Agreement Void. Any attempted Transfer of Class B Shares not made in accordance with the provisions of this Agreement shall be void, and the Company shall not register, or cause or permit the registry, of Class B Shares Transferred in violation of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Class B Stockholders. Each Class B Stockholder severally represents and warrants to the Company and to each other Class B Stockholder that (a) in the case of a Class B Stockholder who is a natural person, such Class B Stockholder is of sound mind and has full legal capacity to enter into, execute, deliver and perform this Agreement; (b) in the case of a Class B Stockholder who is not a natural person, such Class B Stockholder is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed or organized and is duly authorized to enter into, execute, deliver and perform this Agreement; (c) this Agreement has been duly executed by such Class B Stockholder or his, her or its attorney-in-fact on behalf of such Class B Stockholder and is a valid and binding agreement of such Class B Stockholder, enforceable against such Class B Stockholder in accordance with its terms; (d) the execution, delivery and performance by such Class B Stockholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Class B Stockholder is a party and in the case of a Class B Stockholder that is not a natural person, its charter, bylaws or other organizational documents; and (e) such Class B Stockholder has good and marketable title to the Class B Shares and, if applicable, Class A Shares Owned by such Class B Stockholder and Owns such Class B Shares and Class A Shares free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement.

3.2 Representations and Warranties of the Company. The Company represents and warrants to the Class B Stockholders that (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) the Company is duly authorized to enter into, execute, deliver and perform this Agreement; (c) this Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (d) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under its Charter or By-Laws, any existing applicable law, rule, regulation, judgment, order, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or its property including the requirements of Nasdaq, or any agreement or instrument to which the Company is a party or by which the Company or its property may be bound.

ARTICLE 4

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Business Day” means a day on which the principal national securities exchange on which the Class A Shares are listed or admitted to trading is open for the transaction of business or, if the Class A Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York are not authorized or obligated by law or executive order to close.

“By-Laws” means the Amended and Restated Bylaws of Silvercrest Asset Management Group Inc., as amended from time to time after the date hereof.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, in effect on the date hereof and as may be amended from time to time in the future.

“Class A Shares” means share of Class A common stock, par value $0.01 per share, of the Company.

“Class A Units” has the meaning set forth in the Silvercrest LPA.

“Class B Shares” has the meaning set forth in the recitals of this Agreement.

“Class B Stockholder” means a holder of outstanding Class B Shares, as set forth on the books and records of the Company from time to time.

“Class B Units” has the meaning set forth in the Silvercrest LPA.

“Commission” means the Securities and Exchange Commission of the United States.

“Company” has the meaning set forth in the preamble to this Agreement and any successors thereof, whether by operation of law or otherwise.

“Company Group” means the Company and its Subsidiaries.

“Executive Committee” means the Executive Committee defined in the Silvercrest LPA.

“Nasdaq” means The NASDAQ Stock Market.

“Own” means to own of record or beneficially, whether directly, through a nominee designated by the Company pursuant to Section 2.4 or through any other Person.

“Person” means any natural person or any firm, partnership, limited liability partnership, association, corporation, limited liability company, trust, business trust, governmental authority or other entity.

“Preliminary Vote” has the meaning set forth in Section 1.1.

“Silvercrest LPA” has the meaning set forth in the recitals of this Agreement.

“Subsidiary” means a corporation, limited liability company, limited partnership or other entity of which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, equity interests, contract or otherwise, (i) to elect at least a majority of the members of such entity’s board of directors or other governing body or (ii) in the absence of a governing body, to control the business affairs of such entity.

“Transfer” means, with respect to any Class B Shares, directly or indirectly, (i) to sell, assign, transfer, pledge (including in margin transactions), convey, distribute, mortgage, encumber, hypothecate or otherwise dispose, whether by gift, for consideration or for no consideration and (ii) to grant any right to vote, whether by proxy, voting agreement, voting trust or otherwise.

ARTICLE 5

MISCELLANEOUS

5.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 3.3) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a) if to the Company, to:

Silvercrest Asset Management Group Inc.

1330 Avenue of the Americas

38th Floor

New York, NY 10019

(T) (212) 649-0600

(F) (212) 649-0606

Attention: General Counsel

with a copy to:

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

(T) (212) 705-7000

(F) (212) 752-5378

Attention: Floyd I. Wittlin, Esq.

(b) if to any of the Class B Stockholders, to the address and facsimile number set forth in the records of the Company.

(c) All such notices, requests, demands, waivers and other communications shall be deemed to have been given and received (i) if by personal delivery or telecopy, on the day of such delivery, (ii) if by first-class, registered or certified mail, on the fifth Business Day after the mailing thereof or (iii) if by reputable overnight delivery service, on the day delivered.

5.2 Term of the Agreement.

(a) This Agreement shall become effective on the date hereof and shall terminate on the earliest of the first date on which (i) there is no Class B Stockholder remaining; (ii) G. Moffett Cochran Owns less than 50% of the Class B Shares that he Owned immediately following the initial public offering of the Company, but after giving effect to the purchase of Class B Shares by the Company in connection with the purchase of Class B Units Owned by G. Moffett Cochran with proceeds from the initial public offering; (iii) G Moffett Cochran ceases to be the Chief Executive Officer of the Company; or (iv) the Executive Committee and at least 75% of the Class B Stockholders agree to terminate this Agreement. Unless this Agreement is theretofore terminated pursuant to this Section 5.2(a), all Class B Stockholders shall be bound by its terms.

(b) A Class B Stockholder shall cease to be a party to this Agreement upon (i) the Transfer of all the Class B Shares Owned (both vested and unvested, and Class A Shares (both vested and unvested) owned by such Class B Stockholder to another Person in accordance with the terms of this Agreement or (ii) upon the termination of employment of the Class B Stockholder with the Company Group.

5.3 Amendments; Waivers.

(a) This Agreement may be amended or modified, and any provision in this Agreement may be waived, with the consent of the Company and the Class B Stockholders that Own, in aggregate, a majority of the Class B Shares Owned by Class B Stockholders who are then bound by the terms of this Agreement (other than an amendment that, in the good faith judgment of the Executive Committee, is intended to cure any ambiguity or correct or supplement any provisions of this Agreement that may be incomplete or inconsistent with any other provision contained herein, which amendment may be made by the Company); provided, that, without the consent of any Person, a Person who becomes a Class B Stockholder after the date hereof shall execute and deliver an Additional Party Signature Page to this Agreement in the form attached hereto as Annex A to become a party to this Agreement.

(b) The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

5.4 Adjustment Upon Changes in Capitalization. In the event of any change in the outstanding Class B Shares of the Company by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Class B Shares” shall refer to and include the securities received or resulting therefrom and the terms and provisions of this Agreement shall be appropriately adjusted so that each Class B Stockholder will thereafter continue to have and be subject to, to the greatest extent practicable, the same rights and obligations he, she or it had been subject to prior to such change.

5.5 Disinterested Committee Members to Make Determinations. In the event that any Class B Stockholder breaches its obligations under this Agreement, then the Executive Committee shall have the exclusive right to make any and all determinations that may be necessary or appropriate under this Agreement, including without limitation, determinations relating to the exercise and enforcement of remedies hereunder. If a Class B Stockholder who is also a member of the Executive Committee breaches his or her obligations under this Agreement, such Class B Stockholder must refrain from exercising his or her vote at meetings of the Executive Committee to give effect to this Section 5.5.

5.6 Severability. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

5.7 Representatives, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective legatees, legal representatives, successors and assigns; provided that Class B Stockholders may not assign, delegate or otherwise transfer any of their rights or obligations under this Agreement except with the written consent of the Executive Committee.

5.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the United States District Court for the Southern District of New York and the courts of the State of New York sitting in the County of New York (and any court to which an appeal therefrom may be taken), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

5.9 Specific Performance. Each of the parties hereto acknowledges that it will be impossible to measure in money the damage to the Company or the Class B Stockholders if any party hereto fails to comply with the provisions of Article 1 or 2 and each party hereto agrees that in the event of any such failure, neither the Company nor any Class B Stockholder will have an adequate remedy at law. Therefore, the Company and each Class B Stockholder, in addition to all of the other remedies which may be available, shall have the right to equitable relief, including, without limitation, the right to enforce specifically the provisions of Articles 1 and 2 by obtaining injunctive relief against any violation thereof, or otherwise. All claims for specific performance of one or more provisions of this Agreement shall be resolved exclusively by litigation before a court of competent jurisdiction located in the State of New York.

5.10 Submission to Jurisdiction; Waiver of Immunity. Each Class B Stockholder, for itself and its successors and assigns, hereby irrevocably waives (a) any objection, and agrees not to assert, as a defense in any legal or equitable action, suit or proceeding against such Class B Stockholder arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing, that (i) it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable before such arbitral body or in said courts, (ii) the venue thereof may not be appropriate and (iii) the internal laws of the State of Delaware do not govern the validity, interpretation or effect of this Agreement, (b) any immunity from jurisdiction to which it might otherwise be entitled in any such arbitration, action, suit or proceeding which may be instituted before any state or federal court in the State of Delaware or the State of New York in accordance with Section 5.9 and (c) any immunity from the maintaining of an action against it to enforce any judgment for money obtained in any such arbitration, action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.

5.11 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.12 Further Assurances. Each Class B Stockholder shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the Company to give effect to and carry out the transactions contemplated herein.

5.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, including electronic counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument, it being understood that both parties need not sign the same counterpart.

5.14 Entire Agreement. This Agreement, including Annex A hereto, contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.15 Construction. This Agreement shall be decided by a court of law and shall not be construed in favor of the drafters of this Agreement.

5.16 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Class B Stockholders’ Agreement to be duly executed as of the date first above written.

SILVERCREST ASSET MANAGEMENT GROUP INC.

By:
Name:
Title:

CLASS B PARTNERS:

Jeffrey C. Allen

Edward F. Appel

Matthew Arpano

Patrick A. Bittner James J. Bleakley, Jr. Revocable Trust dated May 15, 2002

By:
Name: James J. Bleakley, Jr.
Title: Trustee

Jeremiah M. Bogert

The Margot C. Bogert and Jeremiah M. Bogert Family Trust

By:
Name: Jeremiah M. Bogert
Title: Trustee

Ben Brewster

Signature Page to Class B Stockholders’ Agreement

Brewster 1966 Trust

By:
Name:
Title:

Russell Brown

David J. Campbell

Kim Campione

G. Moffett Cochran

The Moffett Cochran GRAT 2010

By:
Name: G. Moffett Cochran
Title: Trustee

The Peyton Cochran Trust

By:
Name: G. Moffett Cochran
Title: Trustee

The Lee Cochran Trust

By:
Name: G. Moffett Cochran
Title: Trustee

Anthony Fiore

Scott A. Gerard

J. Allen Gray

Signature Page to Class B Stockholders’ Agreement

Hamar Capital Limited

G. David Hamar, Jr.

George David Hamar Trust DDD 2/3/2006 for
Katherine Anne Phelps Hamar

By:
Name: G. David Hamar, Jr.
Title: Trustee

G. David Hamar, Jr.

Burnett Hansen

The Linda M. Hartley Revocable Lifetime Trust

By:
Name: Linda M. Hartley
Title: Trustee

Robert F. Hill

Richard R. Hough

Investor Records Holdings, LLC

By:
Name: Benjamin Brewster
Title:

Martin Jaffe

Cathy A. Jameson

Signature Page to Class B Stockholders’ Agreement

Bart A. Johnston

Todd Kanter

Kanter Marathon Holding LLC

By:
Name: Todd Kanter
Title: Member

Lanark Holdings LLC

By:
Name: Benjamin Brewster
Title: Member

Allen J. Laufer

David B. MacNeil

Paul McCrann

Sally Megear

Albert S. Messina

Jeremiah Milbank

Stanley H. Reese

Ian W. Smith

Signature Page to Class B Stockholders’ Agreement

Douglas M. Stevenson

John B. Stevenson

David Taylor

Peter Tobeason

Roger W. Vogel

Carter Whisnand

Robert Teeter

David Murdock

Signature Page to Class B Stockholders’ Agreement

ANNEX A

FORM OF ADDITIONAL PARTY SIGNATURE PAGE

THE UNDERSIGNED has caused this Additional Party Signature Page to be duly executed as of the date written below intending to become a party to, and be bound by, the Class B Stockholders’ Agreement, dated as of [            ], 2013, as amended to date, among Silvercrest Asset Management Group Inc. and the Class B Stockholders parties thereto.

Date:	By:
Name:
Title: